EXHIBIT 10.1
SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of the 30th day of December, 2010, by and between MULTIMEDIA GAMES, INC., a Delaware corporation (the “Company”), and URI CLINTON (the “Executive”).

RECITALS

WHEREAS, Executive and the Company are currently parties to an Executive Employment Agreement entered into as of August 16, 2008, as amended on December 31, 2008, (as amended, modified and supplemented from time to time, the “Employment Agreement”); and

WHEREAS, the Company and Executive have determined that it is in their respective best interests to amend the Employment Agreement in order to, among other things clarify certain provisions consistent with the parties’ intent that the Employment Agreement conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (collectively, “Section 409A”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Employment Agreement.

2.	Section 1.4.3, entitled “Benefits Package, Vacation; Business Expenses” shall be deleted in its entirety and replaced with the following language:

1.4.3  Benefits Package; Vacation; Business Expenses.  As an employee of the Company, Executive will be eligible to enroll in the Company’s benefit programs (including short and long term disability plans and reasonable Directors’ and Officers’ coverage) as they are established from time to time for senior-level executive employees.  Executive shall be eligible for Company holidays and paid vacation as set forth in the Company’s then current policies for employees.  The Company shall reimburse Executive for ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties hereunder and in accordance with the Company’s business expense reimbursement policy.  For purposes of compliance with Section 409A, to the extent applicable, reimbursements of expenses to Executive shall in all events (i) be paid no later than the last day of the calendar year following the calendar year in which the expense was incurred, (ii) not affect or be affected by the amount of expenses for which Executive is eligible for reimbursement in any other calendar year, and (iii) not be subject to liquidation or exchange for another benefit.

3.	Section 1.7.2, entitled “Termination Without Cause; Resignation for Good Reason” shall be deleted in its entirety and replaced with the following language:

1.7.2           Termination Without Cause; Resignation for Good Reason.  Subject to Executive’s execution of a Release in accordance with Section 1.7.3 which becomes effective in accordance with its terms on or before the 60th day following the Termination Date, in the case of a termination of Executive’s employment hereunder Without Cause in accordance with Section 1.6.4 above, or Executive’s resignation with Good Reason, the Company (i) shall pay Executive (a) in the event that the Termination Date takes place on or before August 16, 2009, one (1) year of Base Salary continuation (to be paid in accordance with the Company’s normal payroll practices commencing on the 60th day following the Termination Date, with a catch-up payment for payroll dates occurring between the Termination Date and such 60th day) and one (1) year of Target Bonus (to be paid at the end of the fiscal year within the time set forth in Section 1.4.2), subject to the tax withholding specified in Section 1.4.1 above or (b) in the event that the Termination Date takes place after August 16, 2009, two (2) years of Base Salary continuation (to be paid in accordance with the Company’s normal payroll practices commencing on the 60th day following the Termination Date, with a catch-up payment for payroll dates occurring between the Termination Date and such 60th day) and two (2) years of Target Bonus (to be paid at the end of each year within the time set forth in Section 1.4.2); such payments must not however extend beyond the second taxable year of the Executive following the taxable year in which the termination of employment occurred; and (ii) if Executive elects to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for a period of one year after termination, the Company will pay Executive’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Executive’s last day of employment.  Further, subject to Executive’s execution of a Release in accordance with Section 1.7.3 which becomes effective in accordance with its terms on or before the 60th day following the Termination Date, in the event that there is a Change of Control and within one year after the closing of the Change of Control, Executive is terminated Without Cause or resigns for Good Reason, (i) the Company shall pay to Executive on the 60th day following the Termination Date a lump sum payment in an amount equal to two (2) years of Base Salary and two (2) years of Target Bonus; (ii) if Executive elects to continue health coverage under COBRA, for a period up to one year after the termination, the Company will pay Executive’s premiums, in an amount sufficient to maintain the level of health benefits in effect on Executive’s last day of employment; and (iii) the Option will immediately vest as set forth in Section 1.5.

For purposes of this Agreement, “Good Reason” means the occurrence of any of the following:  (i) the assignment to Executive of duties materially adverse to his status as General Counsel and Secretary of the Company or a material adverse alteration in the nature or status of his responsibilities, duties or authority; (ii) a material diminution by the Company in Executive’s then Base Salary, Target Bonus, a material reduction in other benefits, or the failure by the Company to pay Executive any material portion of his current compensation when due; (iii) a requirement that Executive report to a primary work location that is more than 50 miles from the Company’s current location in Austin, Texas; (iv) the Company requiring Executive to be based anywhere other than the location of the Company’s principal offices in Austin, Texas (except for required travel in the Company’s business to an extent substantially consistent with Executive’s present business obligations; (v) the failure of the Executive and any successor company following a Change of Control either to (A) maintain (through assignment, transfer or otherwise) this Agreement in full force and effect, or (B) reach a mutually agreeable new employment agreement, so long as Executive is willing and able to execute a new agreement that substantially provides similar terms and conditions to this Agreement.  Notwithstanding the foregoing, Executive’s resignation shall not be treated as a resignation for Good Reason unless (a) Executive notifies the Company in writing of a condition constituting Good Reason within forty-five (45) days following Executive’s becoming aware of such condition; (b) the Company fails to remedy such condition within thirty (30) days following such written notice (the “Remedy Period”); and (c) Executive resigns within thirty (30) days following the expiration of the Remedy Period.  In addition the termination must occur within two years of the occurrence of one of the above enumerated events.  Further, in the event that Executive resigns for Good Reason and within two years from such date accepts employment with the Company, any acquirer or successor to the Company’s business or any affiliate, parent, or subsidiary of either the Company or its successor, then Executive will forfeit any right to severance payments hereunder and will reimburse the Company for the full amount of such payments received by Executive within 30 days of accepting such employment.  Notwithstanding the previous sentence, if such payments are deemed Deferred Compensation, then such payments shall only be forfeited to the extent allowed by Section 409A.

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Executive and Company intend that payment of the cash severance benefits under this Section 1.7.2 shall be exempt from treatment as nonqualified deferred compensation subject to Section 409A to the maximum extent permitted as separation pay due to involuntary separation from service pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of those amounts paid no later than the last day of Executive’s second taxable year following the taxable year of the Termination Date and otherwise qualifying for such exemption.

4.	Section 1.7.3, entitled “Severance Conditioned on Release of Claims” shall be deleted in its entirety and replaced by the following language:

Section 1.7.3                      Severance Conditioned on Release of Claims.  The Company’s obligation to provide Executive with the severance benefits set forth in Section 1.7.2 is contingent upon Executive’s execution of a mutual release of claims in the form attached hereto as Exhibit C (the “Release”), which, except as otherwise provided below, has become effective in accordance with its terms on or before the date following the Termination Date specified by Section 1.7.2.

(a)           The Company must deliver the Release to Executive for execution no later than seven (7) days after Executive’s termination of employment.  If the Company fails to deliver the Release to Executive within such seven (7) day period, Executive will be deemed to have satisfied the release requirement of this Section 1.7.3, and Executive will be entitled to receive the severance benefits set forth in Section 1.7.2 hereof as though Executive had executed the Release and the Release had become effective in accordance with its terms within the time period required by Section 1.7.2.

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(b)           Upon delivery of the Release by the Company as provided in Section 1.7.3(a), Executive shall execute the Release, if at all, within forty-five (45) days from the date of its delivery to Executive.

(c)           If Executive has revocation rights with respect to his execution of the Release, Executive shall exercise such rights, if at all, not later than seven (7) days after executing the Release.

5.	Section 4.1.2, entitled “Determinations” shall be deleted in its entirety and replaced with the following language:

 4.1.2           Determinations.  Subject to the provisions of Section 4.1.3, all determinations required to be made under this Section 4, including whether and when a Gross Up Payment is required and the amount of such Gross Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the professional firm engaged by the Company for general tax purposes as of the day prior to the Change of Control (the “Tax Firm”) will perform any calculations necessary or advisable in compliance with this Section.  If the Tax Firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company will appoint a nationally recognized Tax Firm to make the determinations required by this Section.  The Tax Firm shall provide detailed supporting calculations to both the Company and Executive within forty five (45) days of the receipt of written notice from Executive that there has been a Payment, or such earlier time as is requested by the Company.  Any Gross Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to Executive within thirty (30) days of the receipt of the Tax Firm’s determination and in any event no later the end of the calendar year immediately following the calendar year in which Executive remits the applicable taxes.  Any determination by the Tax Firm shall be binding upon the Company and Executive.  As a result of the possible uncertainty in application of Section 4999 of the Code at the time of the initial determination by the Tax Firm hereunder, it is possible that Gross Up Payments will not have been made by the Company that should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Company exhausts its remedies pursuant to Section 4.1.3 and Executive thereafter is required to make a payment of any Excise Tax, the Tax Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive and in any event no later the end of the calendar year immediately following the calendar year in which Executive remits the applicable taxes.

6.	Section 4.2, entitled Section 409A shall be deleted in its entirety and replaced by the following language:

Section 4.2                      Section 409A.  Notwithstanding any inconsistent provision of this Agreement, to the extent the Company determines in good faith that one or more of the payments or benefits received or to be received by Executive pursuant to this Agreement in connection with Executive’s termination of employment would constitute deferred compensation subject to the rules of Section 409A, no such payment shall be made or benefit provided unless and until Executive has incurred a “separation from service” within the meaning of Section 409A.  Furthermore, if Executive is a “specified employee” under Section 409A at the time of such separation from service, then no amount that constitutes a deferral of compensation which is payable on account of the Employee’s separation from service shall be paid to the Employee before the date (the “Delayed Payment Date”) which is the first business day of the seventh month after the date of the Employee’s separation from service or, if earlier, the date of the Employee’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.  The Company and Executive agree to negotiate in good faith to reform any provisions of this Agreement to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Section 409A, if the Company deems such reformation necessary or advisable pursuant to guidance under Section 409A to avoid the incurrence of any such interest and penalties.  Such reformation shall not result in a reduction of the aggregate amount of payments or benefits under this Agreement. Any payments under this Agreement that are deemed subject to Section 409A shall be subject to the following terms and provisions:

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4.2.1           Nonassignability.  Neither Executive nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable under this Agreement that are deemed under Section 409A to be “deferred compensation” (“Deferred Compensation”), or any part thereof, and all rights to such payments are expressly declared to be, unassignable and non-transferable.  Subject to Section 4.2.3 below, no part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payments of debts, judgments, alimony or separate maintenance owned by Executive or any other person, be transferable by operation of law in the event of a Executive’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. Any purported assignment, encumbrance or transfer of any nature before actual receipt shall be null and void.

4.2.2           No Suspension of Severance.  Notwithstanding anything to the contrary herein, once the Deferred Compensation payments commence, such payments shall continue to be made, except as otherwise permitted under Section 409A.

4.2.3           Set-Off.  Notwithstanding any provision herein or any agreement to the contrary, the Company shall not have any right to offset against any Deferred Compensation benefits payable under this Agreement until such benefit is distributable to Executive or his/her beneficiary or as otherwise allowed under Section 409A.

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4.2.4           Acceleration of Benefits.  The Company may not accelerate any Deferred Compensation benefits.  Notwithstanding the previous sentence, the Company may permit any acceleration that is allowed under Section 409A.

4.2.5           Compliance with Section 409A.  The provisions of this Agreement shall be interpreted and administered consistent with Section 409A, Treasury Regulations and other applicable guidance issued under Section 409A and shall incorporate the terms and provisions required by Section 409A.  If any provision herein would cause noncompliance with Section 409A, such provision shall be disregarded and this Agreement shall be construed and administered as if such provision were not a part of this Agreement.

4.2.6           Notice 2010-6.  The Company and Executive agree that they will each attach to their respective Federal income tax returns for the taxable year containing the date first written above the applicable statement under Section XII of Internal Revenue Service Notice 2010-6, substantially in the forms attached hereto as Appendix 1 and Appendix 2, respectively.

7.
Ratification.  The Employment Agreement, as herein amended, remains in full force and effect in accordance with its terms, and the Company and Executive hereby ratify and confirm the same.  The Company and Executive agree that no event of default or default has occurred and is continuing under the Employment Agreement, as herein amended.

8.
Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

9.	Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page To Second Amendment to Employment Agreement Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Executive Employment Agreement to be executed as of the date first written above.

“COMPANY”
MULTIMEDIA GAMES, INC.

By:	/s/ Patrick J. Ramsey

“EXECUTIVE”
URI CLINTON

By:	/s/ Uri L. Clinton
Executive's Signature

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EXHIBIT C

MUTUAL RELEASE

THIS MUTUAL RELEASE (this “Release”) is by and between Uri Clinton, an individual residing at the address on the signature page below (“Executive”) and Multimedia Games, Inc., a Texas corporation with its principal office at the address listed on the signature page below (the “Company”).

RECITALS:
WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement, dated as of August 16, 2008, as amended on December 31, 2008, and all amendments and modifications thereto (collectively, the “Employment Agreement”); and

WHEREAS, Executive’s employment with the Company has terminated and as a result of such termination, the parties are entering into this Release.

THEREFORE, in consideration of the mutual promises and obligations set out herein, together with other good and valuable consideration, the sufficiency of which is acknowledged, Parties agree as follows:

1.           DEFINED TERMS. All capitalized terms used in this Release not otherwise defined herein shall have the respective meanings given thereto in the Employment Agreement.

2.           RELEASE

(a)           By Executive.  Executive hereby releases and forever discharges all claims against the Company, and each of its subsidiaries and the officers, directors, employees, attorneys and agents of the Company and each such subsidiary (collectively, the “Company Released Parties”) of whatever nature and kind, in law, equity or otherwise, known or unknown, choate or inchoate, asserted or unasserted, which Executive has had, may have had, or now has, or may have, arising out of or in connection with Executive’s employment with the Company and/or its subsidiaries or the termination of such employment; provided, however, that nothing contained herein is intended to nor shall constitute a release of the Company from any obligations it may have to Executive under the Employment Agreement, or any deferred compensation plan or arrangement in which Executive participates or any rights of indemnification under the Indemnification Agreement or under the Company's Articles of Incorporation, Bylaws or the like as in effect on the Execution Date, or coverage under the Company’s director and officer insurance policy, nor shall it prevent Executive from exercising Executive’s rights, if any, under the Employment Agreement or under any stock option, restricted stock or similar agreement in effect as of the Execution Date in accordance with their terms (collectively, the “Executive Released Claims”). Should any claim(s) be asserted in breach of the terms, covenants, and releases in this Section 2(a), Executive agrees that this Release may be pled as a full and complete defense to such claim(s).

(b)           By the Company.  The Company, on behalf of the Company and its subsidiaries and affiliates, hereby releases and forever discharges all claims against the Executive and Executive’s spouse, heirs, estate administrators and executors (collectively, the “Executive Released Parties”) of whatever nature and kind, in law, equity or otherwise, known or unknown, choate or inchoate, asserted or unasserted, which the Company and its subsidiaries and affiliates has had, may have had, or now has, or may have, arising out of or in connection with Executive’s employment with the Company and/or its subsidiaries or the termination of such employment; provided, however, that nothing contained herein is intended to nor shall constitute a release of the Executive from any obligations Executive may have to the Company under the Employment Agreement or under the Proprietary Agreement in effect as of the Execution Date in accordance with their terms (collectively, the “Company Released Claims”). Should any claim(s) be asserted in breach of the terms, covenants, and releases in this Section 2(b), the Company agrees that this Release may be pled as a full and complete defense to such claim(s).

3.           REPRESENTATIONS AND WARRANTIES

(a)           By Executive.  Executive represents and warrants as follows:

(i)           Executive is authorized by law and has the legal capacity to enter into this Release. Executive has executed this Release as a natural person with authority to bind Executive to its terms and conditions.

(ii)           Executive is not relying upon any representation or warranty by the Company which is not expressly set out in this Release or in the Employment Agreement.

(b)           By the Company. The Company represents and warrants as follows:

(i)           The Company is authorized by law and has the legal capacity to enter into this Release. The person who has executed this Release on its behalf has been duly authorized to execute this Release and to bind the Company to its terms and conditions.

(ii)           The Company is not relying upon any representation or warranty by Executive, which is not expressly set out in this Release or in the Employment Agreement.

4.           MISCELLANEOUS

(a)           Execution Date.  The “Execution Date” of this Release shall be the date on which all parties have signed this Release. If the parties do not sign this Release on the same date, the Execution Date shall be the date that the last party signs this Release.

(b)           Resignation.  Effective as of the Execution Date, Executive hereby resigns from all positions as an officer, director or employee of the Company and each of its subsidiaries or affiliates effective the date hereof and further agrees to execute such further evidence of such resignations as may be necessary or appropriate to effectuate the foregoing.

(c)           Press Releases and Public Announcements.  Except as expressly required by law, no party shall issue any press release or make any public announcement relating to the subject matter of this Release, any negotiation, discussion or other relationship between the parties without the prior written approval of the Parties.

(d)           Binding Effect.  Each party to this Release has carefully read this Release and discussed its requirements, to the extent each party believes necessary, with legal counsel.  Each party further understands that the other parties hereto will be proceeding in reliance upon this Release. Each of the parties warrants and in good faith represents that there has been, and there will be, no assignment or transfer of any interest in any of the claims with respect to the Executive Released Claims and the Company Released Claims, respectively, and the parties agree to indemnify and hold each other harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by any of them as a result of any person asserting any such assignment or transfer of any rights or claims released hereunder. This Release shall be a fully binding and complete among the parties hereto and their respective representatives, successors and assigns with respect to the Executive Released Claims or the Company Released Claims. The parties understand and agree that if the law or facts with respect to which this Release is executed are hereafter found to be other than, or different from, the law and facts now believed by the parties to be true, the parties expressly accept and assume the risk of such possible difference in law or facts and agree that the Release shall be and remain effective notwithstanding any such difference, and no Party hereto shall assert or maintain any released claim or any claim or action arising solely as a result of such change in law or facts.

(e)           No Third-Party Beneficiaries.  This Release shall not confer any rights or remedies upon any person other than upon the Parties hereto and their respective successors and permitted assigns the rights and remedies which have been contemplated by this Release.

(f)           Entire Agreement.  Other than the Employment Agreement, this Release constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, among the parties with respect to the subject matter of this Release.

(g)           Succession and Assignment.  This Release shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign either this Release or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(h)           Counterparts.  This Release may be executed in multiple counterparts, each one of which shall be deemed an original, but all of which shall be considered together as one and the same instrument. Further, in making proof of this Agreement, it shall not be necessary to produce or account for more than one (1) such counterpart. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing, and it shall not be necessary or required that the signatures of all Parties appear on a single signature page hereto.

(i)           Headings.  The section headings contained in this Release are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Release.

(j)           Waiver.   No waiver, delay, omission or forbearance on the part of any party to exercise any right, option, duty, or power arising from any default or breach of any other party shall affect or impair the rights of the non-breaching party with respect to any subsequent default or breach of the same or a different kind; nor shall any delay or omission of the non-breaching party to exercise any right arising from any such default or breach affect or impair the non-breaching party’s rights as to such default or breach or any future default or breach.

(k)           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when personally delivered, one business day after it is deposited with a nationally recognized courier for overnight delivery or two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth on the signature page below. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(l)           Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

(m)           Amendments.  No amendment of any provision of this Release shall be valid unless the same shall be in writing and signed by the parties.

(n)           Severability.  Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(o)           Electronic Transmission.  Delivery of an executed counterpart of this Release may be made by facsimile or other electronic transmission. Any such counterpart or signature pages sent by facsimile or other electronic transmission shall be deemed to be written and signed originals for all purposes, and copies of this Release containing one or more signature pages that have been delivered by facsimile or other electronic transmission shall constitute enforceable original documents. As used in this Release, the term “electronic transmission” means and refers to any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by such a recipient through an automated process.

(p)           Certain Interpretive Matters and Definitions.

(i)           Unless the context of this Release otherwise requires, (A) words of any gender include each other gender; (B) words (including defined terms) using the singular or plural number also include the plural or singular number, respectively; (C) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Release and not to any particular provision of this Release, and (D) the “Section” and “Exhibit” without any reference to a specified document refer to the specified Section and Exhibit, respectively, of this Release.

(ii)           The words “including,” “include” and “includes” are not exclusive and shall be deemed to be followed by the words “without limitation;” if exclusion is intended, the word “comprising” is used instead.

(iii)           The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.

(iv)           Any representation or warranty contained herein as to the enforceability of a contract, including this Release, shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)           The parties have participated jointly in the negotiation and drafting of this Release. If an ambiguity or question of intent or interpretation arises, this Release shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions hereof.

(q)           Non-Disparagement.  Each party agrees to refrain from making any remark or statement, verbal or written, that could reasonably be construed as disparaging to the other party (or such other party’s affiliates), including, without limitation, remarks or statements that might damage such other person’s business relationships, prospective business relationship image or goodwill.

(r)           Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Release, including the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Release.

[signatures on the following page]

[Signature Page of Mutual Release by and between the Company and Executive]

IN WITNESS WHEREOF, the parties have duly executed this Mutual Release, effective as of the Effective Date.

“EXECUTIVE”

Uri Clinton

Date:

Address:

“COMPANY”

Multimedia Games, Inc., a Texas corporation

Print Name:
Sign Name:
Title:
Date:

Address:

APPENDIX 1

[See Attached Form of Statement to be filed with the Multimedia Games, Inc. Federal Income Tax Return for its taxable year containing _____________, 2010]

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§409A Document Correction under §§VI.A and VI.B of Notice 2010-6

1.             Name and taxpayer ID number of each service provider affected by the document failure:

Uri Clinton

Social Security Number: ____ - ___ - ____

2.             Plan with respect to which failure occurred:

Executive Employment Agreement between Multimedia Games, Inc. and Uri L. Clinton, dated August 16, 2008, as amended on December 31, 2008.

3.             Statement of correction:

The document failure identified herein is eligible for correction under Section §§VI.A and VI.B of Notice 2010-6.  Multimedia Games, Inc. has taken all actions required and otherwise met all requirements for such corrections as of the last day of its taxable in year in which the correction is made.  Pursuant to Section XI.A of Notice 2010-6, no income inclusion is required as a result of this correction.  The date of the correction is  _____________, 2010 and, pursuant to Section XI.A of Notice 2010-6, is treated as effective on January 1, 2009.

4.             Amount involved:

The amount involved is unknown as of the date of the statement because the event at which time such amount would be become determinable has not occurred.  Pursuant to Section XI.A of Notice 2010-6, no income inclusion is required as a result of this correction.

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APPENDIX 2

[See Attached Form of Statement to be filed with the Uri Clinton Federal Income Tax Return]

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You are entitled to the relief provided in Sections VI.A and VI.B of Internal Revenue Service Notice 2010-6 with respect to a failure to comply with Section 409A.  You must attach a copy of this statement to your 2010 Federal Income Tax Return.

§409A Document Correction under §§VI.A and VI.B of Notice 2010-6

1.             Name and taxpayer ID number of each service provider affected by the document failure:

Uri Clinton

Social Security Number: ____ - ___ - ____

2.             Plan with respect to which failure occurred:

Executive Employment Agreement between Multimedia Games, Inc. and Uri L. Clinton, dated August 16, 2008, as amended on December 31, 2008.
:
The document failure identified herein is eligible for correction under Sections VI.A and VI.B of Notice 2010-6.  Multimedia Games, Inc. has taken all actions required and otherwise met all requirements for such corrections as of the last day of its taxable in year in which the correction is made.  Pursuant to Section XI.A of Notice 2010-6, no income inclusion is required as a result of this correction.  The date of the correction is ________________, 2010 and, pursuant to Section XI.A of Notice 2010-6, is treated as effective on January 1, 2009.

4.             Amount involved:

The amount involved is unknown as of the date of the statement because the event at which time such amount would be become determinable has not occurred.  Pursuant to Section XI.A of Notice 2010-6, no income inclusion is required as a result of this correction.

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